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                           ESCROW AGREEMENT

    This Escrow Agreement ("Agreement") is made this 11th day of December, 1996, between United Petroleum Corporation, a Delaware Corporation with its principal offices in Knoxville, Tennessee (referred to as "UPC") and Strategic Holdings Corporation, a corporation organized and existing under the laws of the State of Florida, (referred to as "SHC")

                               RECITALS

    A.  UPC is a publicly traded corporation listed on NASDAQ small cap;

    B. SHC has in its possession, in a securities account at Spencer Edwards, 1,834,407 shares of UPC common stock, acquired by it from Taj Global Equities Corporation (referred to hereinafter as the "Shares");

    C. SHC is indebted to UPC in the amount of $10,876,660.90 as evidenced by two promissory notes, copies of which are attached hereto as Exhibit A (referred to hereinafter as the "Notes");

    D. SHC has agreed to execute a Security Agreement granting UPC a security interest in the Shares to secure the repayment of the Notes;

    E. UPC and SHC desire that the Shares be removed from Spencer Edwards and a certificate evidencing the Shares be issued by the transfer agent for UPC, and placed in ESCROW subject to the terms set forth hereinbelow;

    F. The parties agree that there be no sale, pledge, conveyance, encumbrance or other means of transfer of the Shares from the Escrow Account without consent of UPC;

    Now therefore, based upon the foregoing, the parties agree as follows:

    1. SHC agrees to place 1,500,000 of the Shares in escrow with Neal S. Melnick, Esquire (referred to as "Escrow Agent"), 1518 Broadway, Knoxville, Tennessee 37917, to be held by him subject to the terms set forth herein. The remaining shares shall be held in escrow with Jan Atlas, Esquire, (referred to as "Additional Escrow Agent"), New River Center, Suite 1900, 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

    2. SHC agrees to execute such number of stock powers requested by the Escrow Agent, in order to facilitate this Agreement. SHC further agrees to execute a proxy(s) in favor of the Escrow Agent for 1,834,407 shares (the Escrowed Shares) upon request so long as the Shares remain in escrow.

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    3.  The parties agree that the obligation of SHC pursuant to the Notes shall be nonrecourse, and UPC shall look solely to the collateral provided for herein for payment of the Note. Upon the request of UPC, SHC shall cause all or any of the collateral to be sold at such prices, to such persons and at such times as

UPC shall determine, in which event, the purchase price, less expenses of sale shall be paid over to UPC. The parties further agree that UPC may enter into an agreement or agreements to acquire one of more business entities or assets, subject to the approval of UPC and on terms and conditions approved by UPC, with all of part of the payment for such entities or assets to be made with all or part of the collateral. In the event of a successful acquisition, SHC agrees that it will sell such entity or asset to UPC at its appraised value plus 5%, the purchase price to be paid by crediting SHC's Note and cash equal to 5% of appraised value.

    4. The parties shall upon the execution of the said Acquisition Agreement(s) individually notify the Escrow Agent or Additional Escrow Agent, as warranted by facsimile, overnight delivery of hand delivery of the execution of such Acquisition Agreement(s) and include in such notification instructions on as to the number of shares to be utilized and the address of the closing agent for such transaction(s), if known. Upon reciept, the Escrow Agent shall, within 48 hours of such receipt notify the transfer agent to reissue the number of shares necessary for the transaction(s) and deliver the certificate together with an executed stock power, to the closing of said transaction(s).

    5. UPC acknowledges Russell B. Adler, Esq. has not acted as counsel for UPC and/or any of its officers and directors with regard to this agreement and any part of the transactions for purposes of consulting, public relations and the purchase of the Shares described herein.

    6. SHC shall hold 334,407 of the 1,834,407 as security for the payment of management fee's due SHC. SHC shall receive a minimum of $465,000 or 5% which ever is greater, payable at a minimum of $200,000 (1997) and $265,000 (1998). UPC agrees to pay SHC a management fee of $5,000 per month for January and February, 1997 and $7,500 per month thereafter for a minimum of one year or until such time as the 1,834,407 has been sold or transferred, which ever is later. SHC agrees to offset $60,000 of the management fee, for the first year, against any proceeds received over and above the note and/or 5% fee for acquisitions. SHC agrees to transfer to Neal S. Melnick upon payment of the first years fee 150,407 of the 334,407 held as security herein.

     7. SHC agrees that unless UPC is in default of the provisions of paragraph 6, above, it will not sell or request the sale of the shares held as security; and further agrees that in the event of a default under paragraph 6, above, shall be authorized by UPC to sell not more than 10,000 shares in any one month for the term of this agreement without the consent of UPC.

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    8.  UPC and SHC agree that Neal S. Melnick, Esq. shall not be liable for any error of judgment or for any act done or omitted by Neal S. Melnick, Esq. in good faith, or for anything which he may in good faith do or refrain from doing in connection herewith. No liability will be incurred by Neal S. Melnick, Esq. if, in the event of any dispute or question as to the construction of this Escrow Agreement, he acts in accordance with the opinion of his legal counsel.

    9. UPC and SHC agree that Jan Atlas, Esq. shall not be liable for any error of judgment or for any act done or omitted by Jan Atlas, Esq. in good faith, or for anything which he may in good faith do or refrain from doing in connection herewith. No liability will be incurred by Jan Atlas, Esq. if, in the event of any dispute or question as to the construction of this Escrow Agreement, he acts in accordance with the opinion of his legal counsel.

    10. Upon any breach of this agreement by UPC, UPC agrees to release the 334,407 shares held by SHC without restriction and agrees not to sell, pledge, conveyance, encumbrance or other means of transfer of the Shares from the Escrow Account without consent of SHC; and to credit the balance owed under the Note with an amount equal to the closing bid price of the Shares being released on the day preceding the release.

    11. The Escrow Agent has executed this Agreement solely for the purpose of accepting the Escrow and his acceptance of the terms of the Escrow.

    12. The rights and obligations of the Parties under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns, including the survivor upon any merger, consolidation, share exchange or combination of either corporation with any other entity.

    13. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

    14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without reference to the conflict of law principles thereof.

    15. Each party represents and warrants to the other that it has full power and authority, under it's respective Charters and By-laws to enter into and perform this Agreement and that its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which it is a party or which it is bound. Each party represents that no consent or approval of any third party is required for its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for its execution, delivery and performance of this Agreement have been obtained.

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    16. UPC will indemnify SHC and save SHC harmless from and against any and all claims, actions, damages, liability and expense in connection with this agreement and the underlying transaction. The term expense shall include reasonable counsel fees, subject to review of the bills for such expenses. In the event of any such claims or actions being filed which include as an individual defendant, the President of SHC this indemnification shall include such individual, predicated upon such individual having fully disclosed to UPC all facts and actions in which he or SHC has personal knowledge relating to the purchase of the Shares and any agreements, negotiations or preceding or following such purchase.

    IN WITNESS WHEREOF, the parties have executed this agreement this 11th day of December, 1996.

                                 UNITED PETROLEUM CORPORATION


/s/                              By:  /s/ Michael F. Thomas
----------------                    --------------------------
Witness                             Michael F. Thomas, President




                                 STRATEGIC HOLDINGS CORPORATION


/s/                              By:  /s/ Russell Adler
----------------                     --------------------------
Witness                             Russell Adler, President


                                 ACCEPTED:



                                  /s/ Neal S. Melnick
                                  --------------------------
                                   Neal S. Melnick, Escrow Agent




                                  --------------------------
                                   Jan Atlas, Additional Escrow Agent
                                   (SIGNED IN COUNTERPART PAGES)

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